                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    Dimensional Visions Group, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        DIMENSIONAL VISIONS GROUP, LTD.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 17, 1996




Dear Stockholder:

                 An Annual Meeting of Stockholders of Dimensional Visions Group, Ltd. (the "Company") will be held at the offices of Clark, Ladner, Fortenbaugh & Young, One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103 on January 17, 1996, at 9:00 a.m. (local time) for the following purposes:

                 1.       to elect five directors;

                 2. to ratify the appointment of Gitomer & Berenholz, P.C. as the Company's independent auditors for the current fiscal year;

                 3. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize additional shares of common and preferred stock of the Company needed to accommodate the exercise of stock warrants and conversion of preferred stock of the Company; and

                 4. to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Dimensional Group, Inc."; and

                 5. to transact such other business that may properly come before the meeting.

                 A copy of the Annual Report for the fiscal year ended June 30, 1995, is enclosed for your information.

                 The Board of Directors has fixed the close of business on December 4, 1995, as the record date for the Annual Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting, and any adjournment or postponement thereof.

                 All stockholders are cordially invited to attend the Annual Meeting. The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Annual Meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy, even if you plan to attend the Annual Meeting. The return of the proxy will not affect your right to vote in person if you do attend the Annual Meeting. Executed proxies which contain no direction on the proposals presented will be voted FOR the election of the five nominees to the Board of Directors, FOR the ratification of Gitomer & Berenholz, P.C. as the Company's independent auditors, FOR the authorization of additional shares of common stock and preferred stock of the Company, and FOR the proposal to change the Company's name.

                                        By Order of the Board of Directors,



                                        /s/ Steven M. Peck
                                        ------------------------------
                                        Steven M. Peck,
                                        Chief Executive Officer

Dated:  December __, 1995

                                                     PRELIMINARY PROXY STATEMENT


                        DIMENSIONAL VISIONS GROUP, LTD.
                                718 ARCH STREET
                                   SUITE 202N
                       PHILADELPHIA, PENNSYLVANIA  19106


                                PROXY STATEMENT


                 This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dimensional Visions Group, Ltd., (the "Company") for use at the Annual Meeting of the Company's Stockholders to be held at the offices of Clark, Ladner, Fortenbaugh & Young, One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103 on January, 17, 1996 at 9:00 a.m. (local time), and at any adjournment or adjournments of said meeting (the "Meeting"). Proxies are revocable at any time before they are voted by delivering written notice of revocation to the Secretary of the Company prior to or at the Meeting, by filing a duly executed proxy bearing a later date or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies will be voted at the Meeting.

                 The Company intends to mail this Proxy Statement to the Company's Stockholders on or about December __, 1996.

                 The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and facsimile by officers and regular employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners for whom they own shares.

                 The holders of record of the Company's shares of stock at the close business on December 4, 1995, as listed below, are entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof:

                 1. On December 4, 1995, there were 17,601,098 shares of common stock issued and outstanding. Each share of common stock is entitled to one (1) vote for each matter considered;

                 2. On December 4, 1995, there were 57,250 shares of First Series A Convertible 5% Preferred Stock issued and outstanding. Each share of First Series A Convertible Preferred Stock is entitled to forty (40) votes for each matter considered;

                 3. On December 4, 1995, there were 175,700 shares of Second Series B Convertible 8% Preferred Stock issued and outstanding. Each share of Second Series B Convertible Preferred Stock is entitled to one hundred
(100) votes for each matter considered;

                 4. On December 4, 1995, there were 22,876 shares of Series C Convertible Preferred Stock issued or to be issued and outstanding. Each share of Series C Convertible Preferred Stock is entitled to ten (10) votes for each matter considered;

                 5. On December 4, 1995, there were 32,150 shares of Third Series S Convertible Participating Preferred Stock issued and outstanding. Each share of the Third Series S Convertible Participating Preferred Stock is entitled to one hundred (100) votes for each matter considered; and

                 6. On December 4, 1995, there were 552,181 shares of Fourth Series P Convertible Participating Preferred Stock issued and outstanding. Each share of the Fourth Series P Convertible Participating Preferred Stock is entitled to ten (10) votes for each matter considered.

                 The total number of shares of the Company's securities entitled to vote at the Meeting is 46,426,668.



                 The shares of the Company's stock represented by each properly executed proxy will be voted at the Meeting in the manner specified in such proxy, or, if not specified, will be voted FOR the election of the five nominees to the Board of Directors, FOR the ratification of Gitomer & Berenholz, P.C. as the Company's independent auditors, FOR the authorization of additional shares of common stock and preferred stock of the Company, and FOR the proposal to change the Company's name, and in the discretion of the persons named in the proxy, if granted, on all other matters properly presented to the Meeting.


ITEM 11.         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director, and all executive officers and directors of the Company as a group, as of December 4, 1995, and their percentage ownership of Common Stock and their percentage voting power.

----------------------------------------------------------------------------------
                                           Amount and
                                            Nature of
  Name and Address of                      Beneficial                    Percent
  Beneficial Owners                        Ownership(1)                 Ownership
----------------------------------------------------------------------------------
  George S. Smith(2)                         6,279,840                     26.3%
  3130 Alexis Drive
  Palo Alto, California 94304
----------------------------------------------------------------------------------
  H. Thomas Ferstl(3)                        4,165,920                     19.1%
  8761 State Street
  P.O. Box 284
  Millington, MI  48746
----------------------------------------------------------------------------------
  Avonwood Capital Corporation(4)            2,200,800                     11.1%
  3 Radnor Corporation Center
  Suite 400
  Radnor, PA  19087
----------------------------------------------------------------------------------
  Sean F. Lee(5)                             1,822,010                      9.4%
----------------------------------------------------------------------------------
  John Arrillaga(6)                          1,770,680                      9.1%
  1950 Cowper Street
  Palo Alto, CA  93401
----------------------------------------------------------------------------------
  Richard Peery(7)                           1,770,680                      9.1%
  2200 Cowper Street
  Palo Alto, CA  94301
----------------------------------------------------------------------------------
  James B. Salmon(8)                         1,696,160                      9.0%
  1525 Lakesite Drive
  Birmingham, AL  35235
----------------------------------------------------------------------------------
  Palmex Investment Company, Ltd.(9)         1,531,120                      8.0%
  Gibraltar
  c/o International Company Services
    (Gibraltar), Ltd.
  2nd Floor, Mansion House
  143 Main Street, Gibraltar
----------------------------------------------------------------------------------
  Marton & Kjellaug M. Klepp(10)             1,401,150                      7.4%
  12 Day Road
  Armon, NY  10504
----------------------------------------------------------------------------------
  John L. Miller(11)                         1,250,000                      6.6%
----------------------------------------------------------------------------------
  Alejandro & Lida Zaffaroni(12)             1,244,190                      6.6%
  4005 Miranda Ave., Suite 180
  Palo Alto, CA  94304
----------------------------------------------------------------------------------
  Peter L. Jensen(13)                        1,086,270                      5.8%
  2158 Balboa Avenue
  Del Mar, CA  93014
----------------------------------------------------------------------------------
  Robert & Jacqueline Stibor(14)             1,045,380                      5.7%
  9016 Thornberry Lane
  Las Vegas, NV  89134
----------------------------------------------------------------------------------
  Steven M. Peck(15)                         1,000,000                      5.4%
----------------------------------------------------------------------------------
  James W. Porter, Jr.                          (16)
----------------------------------------------------------------------------------
  William A. Knegendorf                         (16)
----------------------------------------------------------------------------------
  All executive officers and                 4,732,810                     21.2%
  directors as a group (7 persons)(17)
----------------------------------------------------------------------------------

(1) Except as otherwise indicated, all of the shares are owned beneficially and of record. Beneficial ownership has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) Mr. Smith, the Chairman of the Company's Board of Directors, owns 10,000 shares of the Company's Common Stock and 21,000 shares of the Company's Third Series S Convertible Participating Stock which is convertible into 2,100,000 shares of the Company's Common Stock. Also included in the amount are common stock purchase warrants to purchase 2,669,840 shares of the Company's Common Stock and preferred stock purchase warrants to purchase 15,000 shares of the Company's Second Series B Convertible Preferred 8% Stock which is the equivalent of 1,500,000 shares of the Company's Common Stock.

(3) Mr. Ferstl owns 3,000 shares of the Company's First Series A Convertible 5% Preferred Stock which is convertible into 120,000 shares of Common Stock, 30,000 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 3,000,000 shares of Common Stock and 3,592 shares of Series C Convertible Stock which is convertible into 35,920 shares of Common Stock. Also included in the amount are common stock purchase warrants to purchase 1,010,000 shares of the Company's Common Stock.

(4) Avonwood Capital Corporation owns 3,000 Series S Participating Convertible Preferred Stock convertible into 300,000 shares of Common Stock and 15,080 Fourth Series P Convertible Preferred Stock convertible into 150,800 of Common Stock. Also included in the amount are common stock purchase warrants to purchase 1,750,000 shares of the Company's Common Stock.

(5) Mr. Lee, a Director of the Company and Chief Executive Officer of InfoPak, Inc. owns 167,201 shares of Fourth Series P Convertible Participating Preferred Stock convertible into ten shares of Common Stock for every one share of Fourth Series P Convertible Participating Preferred Stock. Of this amount, 160,201 shares is owned by the Lee Family Partnership of which Mr. Lee is the general partner. Also includes common stock purchase warrants to purchase 150,000 shares of the Company's common stock.

(6) Mr. Arrillaga owns 5,000 shares of the Company's First Series A Convertible 5% Preferred Stock which is convertible into 200,000 shares of Common Stock, 15,000 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,500,000 shares of Common Stock and 2,068 shares of Series C Convertible Stock which is convertible into 20,680 shares of Common Stock. Also included in the amount are common stock purchase warrants to purchase 50,000 shares of the Company's Common Stock.

(7) Mr. Peery owns 5,000 shares of the Company's First Series A Convertible 5% Preferred Stock which is convertible into 200,000 shares of Common Stock, 15,000 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,500,000 shares of Common Stock and 2,068 shares of Series C Convertible Stock which is convertible into 20,680 shares of Common Stock. Also included in the amount are common stock purchase warrants to purchase 50,000 shares of the Company's Common Stock.

(8) Mr. Salmon owns 490,000 shares of the Company's Common Stock and 11,500 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,150,000 shares of Common Stock and 616 shares of Series C Convertible Stock which is convertible into 6,160 shares of Common Stock. Also included in the amount are common stock purchase warrants to purchase 50,000 shares of the Company's Common Stock.

(9) Palmex Investment Company, Ltd. owns 15,000 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,500,000 shares of Common Stock and 3,112 shares of Series C Convertible Stock which is convertible into 31,120 shares of Common Stock.

(10) Mr. and Mrs. Klepp jointly own 57,500 shares of the Company's Common Stock and 12,500 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,250,000 shares of Common Stock and 1,825 shares of Series C Convertible Stock which is convertible into 18,250 shares of Common Stock. Also included in the amount are common stock purchase warrants to purchase 75,400 shares of the Company's Common Stock.

(11) Mr. Miller is an Executive Vice President of the Company, and served on the Board of Directors from August 1993 to September 1995. Mr. Miller owns 50,000 shares of the Company's Common Stock, and 3,000 shares of the Company's Third Series S Convertible Participating Preferred Stock which is convertible into 300,000 shares of the Company's Common Stock. Also included in the amount are common stock purchase warrants to purchase 900,000 shares of the Company's Common Stock. Not included in the above are Common Stock Purchase Warrants to purchase 2,200,000 shares of the Company's Common Stock, which are being held in escrow, subject to Mr. Miller meeting certain job performance goals.

(12) Mr. and Mrs. Zaffaroni jointly own 12,200 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,220,000 shares of Common Stock and 2,419 shares of Series C Convertible Stock which is convertible into 24,190 shares of Common Stock.

(13) Mr. Jensen owns 20,000 shares of the Company's Common Stock and 10,500 shares of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 1,050,000 shares of Common Stock and 1,627 shares of Series C Convertible Stock which is convertible into 16,270 shares of Common Stock.

(14) Mr. and Mrs. Stibor own directly or jointly 250,000 shares of the Company's Common Stock, 5,000 shares of the Company's First Series A Convertible 5% Preferred Stock which is convertible into 200,000 shares of Common Stock, 5,000 of the Company's Second Series B Convertible 8% Preferred Stock which is convertible into 500,000 shares of Common Stock and 38 shares of Series Convertible Stock which is convertible into 380 shares of Common Stock. Also included in the amount are common stock purchase warrants to purchase 95,000 shares of the Company's Common Stock.

(15) Mr. Peck, the Company's President and Chief Executive Officer owns common stock purchase warrants to purchase 1,000,000 shares of the Company's Common Stock.

(16)           Owned directly by Avonwood Capital Corporation of which Mr.
               Porter, a Director, is the President, the principal shareholder and sole voting shareholder and of which Mr. Knegendorf, a Director, is a Managing Director, and a shareholder. Includes 3,000 shares of the Company's Third Series S Convertible Participating Preferred Stock which are convertible into 300,000 shares of the Company's Common Stock. Includes 15,080 shares of the Company's Fourth Series P Convertible Participating Preferred Stock convertible into 150,800 shares of Common Stock. Also includes common stock purchase warrants to purchase 1,750,000 shares of the Company's Common Stock.

(17) Does not include common stock purchase warrants to purchase in the aggregate 6,569,840 shares of the Company's Common Stock, and 150,000 warrants to purchase the Company's Series B Convertible Preferred 8% Stock which would be convertible into 1,500,000 shares of the Company's Common Stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

                 At the Meeting, five (5) Directors will be elected to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Nominees receiving a plurality of the votes cast will be elected as directors. Unless contrary instructions are indicated, the shares represented by a properly executed proxy will be voted "FOR" the election of the nominees named below, each of whom presently serves on the Board of Directors of the Company. The Company is not aware of any reason why any of the nominees, if elected, would be unable to serve as directors. Should any nominee become unavailable to serve as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other nominee as recommended by the Board of Directors.

                                                          Director
                                                          --------
Name                               Age                    Since                     Position
----                               ---                    -----                     --------

George S. Smith (1)(2)             61                     1992                   Director, Chairman
                                                                                 of the Board of
                                                                                 Directors

Steven M. Peck (2)                 38                     1995                   Chief Executive
                                                                                 Officer, President,
                                                                                 Chief Financial
                                                                                 Officer of Company
                                                                                 and Director

Sean F. Lee (2)                    55                     1995                   Chief Executive
                                                                                 Officer, of InfoPak,
                                                                                 Inc., and Director

James W. Porter, Jr.(1)(2)         46                     1995                   Director

William A. Knegendorf (1)          50                     1995                   Director

-----------------

              1.        Member of the Audit Committee
              2.        Member of the Compensation Committee

              Mr. Smith was appointed Chairman of the Board in April 1992. From April 1992 until September 12, 1995, Mr. Smith served as the Chief Executive Officer of DVG. From 1980 to 1988, Mr. Smith was a Senior Vice-President at Drexel Burnham Lambert. From 1988 to 1990 he was a Senior Vice President at Shearson Leahman Brothers. From September 1990 until April 1992, Mr. Smith was on sabbatical for corrective back surgery. Mr. Smith is an honors graduate in economics with a minor in engineering from San Jose State University.

              Mr. Peck was appointed to his position in September 1995. Prior to his joining the Company, Mr. Peck had been a private investor since March, 1995. From 1986 to March, 1995, Mr. Peck was with the Bachman Company, a snack food manufacturer, as their Director of Marketing. From 1982-1986, Mr. Peck was Director of Marketing at Fleer Corporation, a manufacturer of confectionery, sports/entertainment trading cards and other licensed products. Mr. Peck graduated from the University of North Carolina with a Bachelor of Arts Degree.

              Mr. Lee was appointed a Director in September 1995. Mr. Lee has served as InfoPak's Chief Executive Officer since January 1992. In April 1994, Mr. Lee co-founded and became Chairman of the Board of Directors of Auto X-ray, Inc., a privately held company (diagnostic system for American automobiles). From September 1988 until December 1991, Mr. Lee served as a director, Chief Executive officer and President of Builder's Express, a publicly held company based in San Antonio, Texas which filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in 1991.

              Mr. Porter was appointed to the Board of Directors in August 1995. Mr. Porter is the President and the principal shareholder of Avonwood Capital Corporation, a venture capital and management consulting firm which Mr. Porter co-founded in January 1995. From April 1990 to August 1994, Mr. Porter was the Chief Executive Officer of OESI Power Corporation, a geothermal energy firm.

              Mr. Knegendorf was appointed to the Board of Directors in September 1995. Since January 1995, Mr. Knegendorf has served as a Managing Director and Chief Financial Officer of Avonwood Capital Corporation. From November 1992 to November 1994, Mr. Knegendorf was the owner and principal of in Key Value Systems, a business consulting firm. From 1988 to November 1992, Mr. Knegendorf was the Chief Financial Officer of Clark Capital Management, a registered investment adviser.

              Directors serve until the next annual meeting or until their successors are qualified and elected. Officers serve at the discretion of the Board of Directors.

              The Delaware General Corporation Law permits a corporation through its Certificate of Incorporation to eliminate or limit its directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividend, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation limits its directors' liability to the extent permitted by this statutory provision. The limitation of liability provision does not eliminate a stockholder's right to seek non-monetary, equitable remedies such as injunction or rescission to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations and there may be instances in which no effective remedy is available.

                       Meetings of the Board of Directors

              The Board of Directors held eight (8) meetings during the last fiscal year and seven (7) meetings since the last fiscal year. The Company established an Audit Committee in September 1995 consisting of George S. Smith, James W. Porter, Jr. and William Knegendorf (Chairman), which has held one (1) meeting. The Company established a Compensation Committee in September 1995, consisting of George S. Smith, Steven M. Peck, Sean F. Lee, and James W. Porter, Jr. (Chairman) which has held no meetings. The Board of Directors does not have a nominating committee.

DIRECTORS' FEES

              Outside members of the Board of Directors are not paid a fee, but are reimbursed for expenses, for each meeting of the Board of Directors or Committee thereof attended.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

              Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership of Forms 3, 4 and 5 with the Securities and Exchange Commission. The Company believes that other than as set forth below, all Reporting Persons have complied on a timely basis with all filing requirements applicable to them.

              Mr. Porter inadvertently filed a Form 3 late in connection with his appointment to the Board of Directors in August 1995.

Certain Relationships and Related Transactions

              In July of 1993 Mr. George Smith was granted warrants to purchase 1,000,000 shares of the Company's Common Stock for a five year period at an exercise price of $.15 per share. Also in July 1993 600,000 warrants to purchase the Company's Common Stock for five years at $.15 per share were issued to Mr. Smith and 687,495 warrants were canceled by the Company at prices ranging between $.4375 and $1.00 per share. Mr. Smith is a consultant to the Company at a current fee of $5,000 per month.

              In May 1995, Avonwood Capital Corporation ("Avonwood") entered into a Letter of Intent and a Management and Consulting Agreement (collectively the "Agreement"). The Agreement requires Avonwood to assist the Company with financial restructuring, corporate finance negotiations, strategic alliance development, corporate consulting and advisory and arranging of capital as required. For their management and consulting services, the Agreement is renewable annually by mutual agreement except in the event that $1,000,000 of capital is raised then there is an automatic 12 month renewable period, Avonwood receives a fee of $100,000 per year accruing quarterly in arrears and payable when the Company has a pre-tax operating profit for any such quarter, provided that the amount to be paid does not exceed the pre-tax operating profit. As a result of Avonwood's assistance in securing capital for the Company and for its assistance in the acquisition of InfoPak, Inc. ("InfoPak") in September, 1995 the Agreement was extended for an additional year, the Company paid Avonwood $25,000 of their accrued consulting fee and issued 500,000 warrants to purchase common stock. As additional compensation for each dollar of capital raised, Avonwood will receive warrants to purchase common stock to a maximum of 1,600,000 of which 1,000,000 warrants have been issued and 250,000 were exercised. The warrants are for a five year term with an exercise price of $.15 per share. Avonwood will also be entitled to a maximum of 5% of any capital raised, net of, fees to third parties.

              Pursuant to the terms of the Agreement, Avonwood, in May 1995, loaned the Company $50,000 and was issued a 9% unsecured promissory note due in November 1998. In connection with the loan, the Company issued warrants to purchase 500,000 shares of Common Stock at $.10 per share exercisable within three and one-half years from issuance and warrants to purchase 50,000 shares of Common Stock at $.01 per share which have been exercised. In September 1995, the Company repaid the loan.

              The Agreement provides that at Avonwood's expense, the Company would register up to 1,000,000 shares of Common Stock upon the exercise of any of the warrants. In May 1995, Avonwood exercised warrants to purchase 300,000 shares of Common Stock for $38,000. In August 1995, Avonwood converted these shares of Common Stock into the Company's Series S Convertible Preferred Stock.

              Avonwood also has a consulting agreement with InfoPak dated May 1995. Under the terms of the consulting agreement Avonwood, is paid $2,500 per month and is paid a success fee for sales and marketing performances. Pursuant to the terms of the consulting agreement Avonwood will be paid (1) a sum equal to 5% of the incremental gross revenues generated by any relationship which Avonwood introduces to InfoPak, (2) 5% of the incremental gross revenue generated by the successful negotiations between an existing or potential client of InfoPak where Avonwood has been authorized by InfoPak to so become involved, (3) 5% success fee on all negotiations resulting in a cash payment to InfoPak in which Avonwood is involved and (4) 5% of the incremental gross revenue generated by InfoPak benchmarked to the date of the consulting agreement, net of existing relationships but including those existing relationships that InfoPak has given written permission for Avonwood to negotiate. Items (2) and (3) have an infinite life. The term of the agreement is automatically renewable on an annual basis unless cancelled by either party in writing at least 60 days prior to the renewal date in May 1996. The consulting agreement also provided that Avonwood received 3% of InfoPak's fully diluted outstanding stock.

              Mr. Sean F. Lee has an employment agreement with InfoPak, a wholly owned subsidiary of the Company. The term of the agreement is three years ending in September 1998. Mr. Lee's base compensation is $100,000 per year. Mr. Lee is also entitled to participate in InfoPak's Bonus Plan. The Bonus Plan is set at 10% of InfoPak's pre-tax profits.

Fifty percent of the Bonus Plan is set aside for target management compensation. Mr. Lee's target compensation is $300,000 per year and his percentage of the 50% is 62%. The other 50% of the Bonus Plan is set aside for all InfoPak employees, including management. Pursuant to the Agreement, Mr. Lee was appointed to the Company's Board of Directors and the Company is required to nominate Mr. Lee to continue to serve on the Board of Directors during the term of the Agreement. Mr. Lee also received 7,000 shares of the
Company's Series P Convertible Preferred Stock as a signing bonus.    Each
share of the Series P Convertible Preferred Stock is convertible into 10 shares of the Company's Common Stock.

              In September 1995, Mr. Lee and his spouse as a creditor of InfoPak cancelled a promissory note in the amount of $170,039 in exchange for 17,004 shares of the Company's Series P Convertible Preferred Stock. In October 1995, Mr. Lee was granted common stock purchase warrants to purchase 150,000 shares of the Company's common stock. The warrants are for a five year period with an exercise price of $.15 per share.

              Mr. Lee is a party to an Asset Purchase Agreement dated September 6, 1995, between InfoPak, Mr. Lee and two other executive officers of InfoPak. Pursuant to the terms of the Agreement Mr. Lee and the other InfoPak executives sold certain digital sound device technology to InfoPak in return for a royalty of 3% (1% to each seller) of the net revenue per quarter from any sales of the device. Net revenue is defined in the Agreement to be gross revenues from the sale or license of the technology less returns. The term of the Agreements is the earlier of seventeen years or for the term of any patent that may be issued on the technology.

              Mr. Steven M. Peck was issued warrants to purchase 1,000,000 shares of the Company's Common Stock in September 1995 as a condition of his employment. The term of the warrants is five years. The exercise price is $.25 per warrant. Mr. Peck's annual compensation is $96,000. The Company and Mr. Peck are currently negotiating an employment agreement, however, no assurance can be given that a definitive agreement will be reached.

EXECUTIVE COMPENSATION



Summary Compensation Table

         The following table sets forth the total compensation earned by or paid to the named executive officer by the Company for the fiscal year ended June 30, 1995.


                                                                                          LONG TERM COMPENSATION
                                                                                 ----------------------------------------
                                         ANNUAL COMPENSATION                                 AWARDS            PAYOUTS
                              =====================================================================================================
                                                                       OTHER        RESTRICTED     SECURITIES     LTIP   ALL OTHER
                                                                       ANNUAL          STOCK      UNDERLYING    PAYOUTS    COMPEN
                              YEAR    SALARY ($)     BONUS ($)      COMPENSATION    AWARDS ($)  OPTIONS/SARs     ($)       SATION
                                                                         ($)                         (#)                   ($)
-----------------------------------------------------------------------------------------------------------------------------------
 George S. Smith              1995        $0          $5,000        $107,138(2)         $0            -0-        $0        $0
 (Former Chief Executive
 Officer)(1)
====================================================================================================================================



(1)      Mr. George S. Smith resigned as Chief Executive Officer in September
         1995.
(2) Represents $31,099 of travel expenses, 16,039 of living expenses and consulting fees of $60,000. Does not include $36,000 of consulting fees accrued in fiscal year 1995.

===================================================================================================================================

                                                OPTIONS/SAR GRANTS IN THE FISCAL YEAR 1995

-----------------------------------------------------------------------------------------------------------------------------------

                                                            INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF          % OF TOTAL
                                                                 SECURITIES        OPTIONS/SARs         EXERCISE
                                                                 UNDERLYING         GRANTED TO             OR
                                                                 OPTION/SARs       EMPLOYEES IN        BASE PRICE        EXPIRATION
                NAME                                YEAR         GRANTED(#)        FISCAL YEAR         ($/Share)            DATE
------------------------------------------------------------------------------------------------------------------------------------
  George S. Smith,
  (Former Chief Executive Officer)(1)               1995           -0-                  -0-               -0-             -0-
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


(1)      Mr. Smith resigned as Chief Executive Officer in September 1995.


===================================================================================================================================

                               AGGREGATED OPTIONS/SAR EXERCISES IN THE FISCAL YEAR 1995 AND FY- END OPTION/SAR VALUES

===================================================================================================================================

                                                                                                             Value of
                                                                             Number of Securities           Unexercised
                                                                            Underlying Unexercised          In-the-Money
                                        Shares                                  Options/SARs at              Options/SARs
                                       Acquired                                     FY-End (#)                  at FY-End($)
              Name            Year   on Exercise(#)   Value Realized    Exercisable/Unexercisable(1)   Exercisable/Unexercisable(1)
===================================================================================================================================
   George S. Smith            1995        $0               $0             2,669,840(E)/O(U)                   $693,135
   (Former Chief Executive
   Officer)(1)
===================================================================================================================================


(1)      Mr. Smith resigned as Chief Executive Officer in September 1995.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Gitomer & Berenholz, P.C. as the independent auditors to examine the Company's financial statements for fiscal year 1996. The Board of Directors unanimously recommends that the stockholders vote for such ratification.

Vote Required for Approval

         The affirmative vote of holders of a majority of the outstanding shares of the Company's voting stock is required in order to approve this proposal. If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.

         Representatives of Gitomer & Berenholz, P.C. are expected to attend the meeting and will have the opportunity to make a statement if they so choose and to respond to appropriate questions.

                                   PROPOSAL 3

               AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK
                              AND PREFERRED STOCK


BACKGROUND

                 As of the date of this Proxy Statement, the Company has only 585,733 shares of authorized but unissued or not reserved shares of Common Stock. However, as of the date of this Proxy Statement, the Company has, issued and outstanding, the following warrants and convertible preferred stock, which if exercised or converted, as the case may be, require the issuance of Common Stock substantially in excess of the current authorized Common Stock of the Company:

                 1. Fifty-seven thousand two hundred and fifty (57,250) shares of First Series A Convertible 5% Preferred Stock, at $10 par value per share, 100,000 shares authorized, convertible into common stock at the rate of forty (40) shares of common stock for each share of the First Series A Convertible Preferred Stock;

                 2. Twenty-two thousand five hundred (22,500) preferred stock purchase warrants to purchase the Company's Second Series B Convertible 8% Preferred Stock. Each share of the Second Series B Convertible Preferred Stock is convertible at the rate of one hundred (100) shares of common stock;

                 3. One hundred seventy-five thousand seven hundred (175,700) shares of Second Series B Convertible 8% Preferred Stock, at $10 par value per share, 200,000 shares authorized, convertible at the rate of one hundred (100) shares of common stock for each share of Second Series B Convertible Preferred Stock;

                 4. Twenty-two thousand eight hundred seventy-six (22,876) shares of Series C Convertible Preferred Stock, at $10 par value per share, 1,000,000 shares authorized, convertible at the rate of ten (10) shares of common stock for each share of Series C Convertible Preferred Stock;

                 5. Five hundred fifty-two thousand one hundred eighty-one (552,181) shares of Fourth Series P Convertible Participating Preferred Stock at $10 par value per share, 600,000 authorized convertible at the rate of ten (10) shares of common stock for each share of Series P Convertible Participating Preferred Stock.

                 6. Thirty-two thousand one hundred and fifty (32,150) shares of Third Series S Convertible Participating Preferred Stock, at $10 par value per share, 50,000 shares authorized, convertible at the rate of one hundred (100) shares of common stock for each share of Third Series S Convertible Participating Preferred Stock;

                 7. One million eight hundred and thirteen thousand one hundred and sixty-nine (1,813,169) Class B Redeemable Common Stock Purchase Warrants exercisable into three million eight hundred and seven thousand six hundred and fifty-five (3,807,655) shares of the Company's Common Stock.

                 8. Eighteen million one hundred and five thousand five hundred and twenty-three (18,105,523) fully paid and non-assessable common stock purchase warrants.

                 The total number of shares of common stock which would be outstanding assuming all of the warrants and convertible preferred stock were to be exercised or converted is 70,589,846.

                 The Company's First Series A Convertible 5% Preferred Stock and the Company's Second Series B Convertible 8% Preferred Stock were issued through private placements for the purpose of increasing the capital of the Company. The Series C Convertible Preferred Stock was issued to certain holders of the Company's secured notes in lieu of accrued interest. The Third Series S Convertible Participating Preferred Stock was issued to certain stockholders consisting mainly of officers and directors of the Company in exchange for such stockholders' shares of common stock. Such common stock was then sold on September 5, 1995 for the purpose of raising additional capital. The Fourth Series P Convertible Participating Preferred Stock was issued to InfoPak, shareholders in exchange for all of the outstanding capital stock of InfoPak, on September 12, 1995. Certain financial information with regard to the acquisition of InfoPak is set forth in Appendix I.

                 To accommodate the future exercise of the warrants and/or conversion of the convertible preferred stock described above, at the Meeting, the stockholders will vote on a proposal to amend the Company's Certificate of Incorporation to authorize in the aggregate 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

                 The Company has not entered into any agreement regarding the issuance of a significant number of additional shares other than as described above and does not have any other present intention to issue any of the additional shares of common stock or preferred stock to be authorized. However, the Company intends to seek additional funding and/or other business ventures which would require the issuance of the Company's securities.


DESCRIPTION OF PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

                 To effect the proposed amendment to the Company's Certificate of Incorporation to authorize in the aggregate 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, Article FOURTH of the Certificate of Incorporation would be amended to provide as follows:

                          The total number of shares of stock which the corporation shall have authority to issue is One Hundred and Ten Million (110,000,000), consisting of Ten Million (10,000,000) shares of Preferred Stock, all of the par value of ($.001), and One Hundred Million (100,000,000) shares of Common Stock, all of a par value of ($.001).

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         General. The Company is presently authorized to issue 20,000,000 shares of common stock, par value $.001 per share. Of such number, 17,601,098 shares were issued and outstanding at December 4, 1995. The proposed amendment to the Certificate of Incorporation would increase the number of authorized shares of common stock from 20,000,000 to 100,000,000. Such additional authorized shares of common stock will have no preemptive rights. No further vote of the stockholders will be required to issue such additional shares of authorized common stock.

INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK

         General. The Company is authorized to issue 2,000,000 shares of preferred stock, par value $ .001 per share. Of such number, 840,159 shares were issued and outstanding at December 4, 1995. The proposed amendment to the Certificate of Incorporation would increase the number of authorized shares of preferred stock from 2,000,000 to 10,000,000. No further vote of the stockholders will be required to issue such additional shares of authorized preferred stock.

         Under Delaware law and under the terms of the Certificate of Incorporation, the Company's preferred stock may be issued in series established from time to time by the Board of Directors. In this connection, the Board of Directors has broad discretion to set the terms of the preferred stock, and, if it decided to, may fix for each series, without further stockholder approval, (1) the rate of the dividend, (2) the price at which and the terms and conditions on which shares may be redeemed, (3) the amount payable upon shares in the event of voluntary or involuntary liquidation, (4) sinking fund provisions, if any, for the redemption of the Company or purchase of shares, (5) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion, and (6) voting rights, if any.

         The Board of Directors may fix the number of votes to which each share of preferred stock is entitled, or deny voting rights to the shares of any series, except to the extent voting rights are expressly granted by applicable law. Depending upon the terms or voting rights granted to any series of preferred stock, issuance thereof could result in a reduction in the voting power of the holders of common stock or other preferred stock.

         It is not possible to state the actual effect of the authorization of the preferred stock or other classes of stock upon the rights of holders of common stock until the Board of Directors determines the respective rights of the holders of one or more series of the preferred stock. However, such effects might include without limitation: (a) restrictions on dividends on common stock if preferred stock is issued with a preferential (and possibly cumulative) dividend right and dividends on the preferred stock are in arrears;
(b) substantial dilution of the voting power of the common stock to the extent that the preferred stock has voting rights or to the extent that any preferred stock is given conversion rights into common stock; and (c) the holders of common stock not being entitled to share in the Company's assets upon liquidation or dissolution until satisfaction of any liquidation preference granted to the preferred stock, which the Board of Directors can set at its discretion. The Board of Directors could also authorize holders of the preferred stock to vote, either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets by the Company or other extraordinary corporate transaction. Shares of preferred stock could also be privately placed with purchasers who might ally themselves with the Board in opposing a hostile takeover bid, diluting the stock ownership or voting power of persons seeking to obtain control of the Company.

         In addition, the Company may be affected to the extent that preferred stock is issued which is, by its terms, redeemable, either at the option of the Company or the holder of preferred stock, in accordance with such terms and conditions as may be designated by the Board of Directors in creating such series. The amount payable by the Company upon redemption of the preferred stock will be the redemption price fixed for the shares of each series by the Board of Directors and may also include payment of all accumulated and unpaid dividends. There are many other potential effects not mentioned here.


POTENTIAL ANTI-TAKEOVER EFFECTS OF INCREASE IN AUTHORIZED CAPITAL STOCK

         The Board of Directors is not aware of any attempts to takeover or effect a change in control of the Company. As such, the proposed amendment to the Certificate of Incorporation increasing the authorized capital stock of the Company is not the result of a specific effort by the Board of Directors to thwart any known takeover attempts. Nonetheless, the increase in the authorized shares could be used to impede a takeover attempt since new shares could be issued to dilute the stock ownership of a person attempting to acquire control of the Company.

         Any provision which discourages the acquisition of Company stock by a person seeking control could be beneficial to the stockholders generally to the extent that it (i) provides for greater stability and continuity of management,
(ii) protects stockholders against unfair or inequitable mergers or tender offers, and (iii) helps discourage or prevent a takeover by an acquiror seeking to obtain control in order to break up and auction off the Company's component parts or otherwise act in nonbeneficial ways with respect to the Company or its assets. However, such provisions could also have the effect of discouraging, making costlier or more difficult, or preventing a merger or a tender offer which would be beneficial to the Company's stockholders. Moreover, the adoption of the proposed amendments to the Certificate of Incorporation may have the effect of assisting the Company's management in retaining its position, even if removal would be beneficial to the stockholders generally. Consequently, management would be in a better position to resist changes that might benefit stockholders generally, but that might be disadvantageous to management.


GENERAL EFFECT OF APPROVAL OF ADDITIONAL COMMON STOCK AND PREFERRED STOCK

         Dilution of Voting Power. The approval of additional common stock and preferred stock will have the effect of diluting the voting power of the stockholders entitled to vote only to the extent the warrants described in the Background Section above are exercised. The conversion of existing preferred stock into the additional shares of common stock of the Company have no effect on the voting power of the stockholders of the Company because the preferred stockholders are currently entitled to vote in the same ratio that such preferred stockholders' shares would be converted into common shares of the Company.

         Dilution of Dividend Rights. To the extent that the warrants described in the Background Section are exercised, the Second Series B Convertible Preferred Stock shareholders right to dividends will be diluted in proportion to any increase in the number of issued Second Series B Convertible Preferred Stock resulting from the exercise of such warrants.

         The Board of Directors unanimously recommends that stockholders vote FOR this proposal at the Meeting.

VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's voting stock is required for the adoption of the proposed amendment to the Certificate of Incorporation authorizing additional shares of common stock and preferred stock.

                                   PROPOSAL 4

                             CHANGE OF COMPANY NAME

         At the Meeting, the stockholders will vote on a proposal to amend the Certificate of Incorporation of the Company to change the name of the Company from "Dimensional Visions Group, Ltd.," to "Dimensional Group, Inc."

         The Company has proposed the change of name to more accurately reflect the nature of the Company's current and future operations.

         The Board of Directors unanimously recommends that the stockholders vote FOR this proposal at the Meeting.


DESCRIPTION OF PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

         Article FIRST of the Company's Certificate Incorporation would be amended to read as follows:

                 The name of the corporation (hereinafter called the "corporation") is DIMENSIONAL GROUP, INC.


VOTE REQUIRED FOR APPROVAL

         The affirmative vote of holders of a majority of the outstanding shares of the Company's voting stock is required in order to approve this proposal. If approved, this change of name will be effective upon filing with the Secretary of the State of Delaware of a Certificate of Amendment to the Certificate of Incorporation of the Company, which is expected to follow shortly after the Meeting.


                             ADDITIONAL INFORMATION
                                 OTHER MATTERS

                 The Board of Directors does not know of any matters to be presented at the Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, it is intended that proxies solicited will be voted on any matters that may properly come before the Meeting in the discretion of the persons named in the proxy.

                           1996 STOCKHOLDER PROPOSALS

                 In order for stockholder proposals for the 1996 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its executive offices, located at 718 Arch Street, Suite 202N, Philadelphia, Pennsylvania 19106, on or before July 1, 1996.

                                 INFOPAK, INC.


                              FINANCIAL STATEMENTS
                                      WITH
                        INDEPENDENT ACCOUNTANTS' REPORT


                               DECEMBER 31, 1994





             BILLER, FRITH-SMITH & ARCHIBALD Certified Public Accountants

                                       CONTENTS


                                                                           Page
                                                                          ------
     Independent auditors' report                                            1

     Financial statements
          Balance sheet                                                      2
          Statement of income and deficit                                    3
          Statement of cash flows                                            4
          Notes to financial statements                                    5-8

     Independent accountants' report on additional information               9

     Supporting schedule of selling and marketing,
          and general and administrative expenses                           10





             BILLER, FRITH-SMITH & ARCHIBALD Certified Public Accountants

                    To the Board of Directors
                    Infopak, Inc.
                    Phoenix, Arizona


                          INDEPENDENT AUDITORS' REPORT


                    We have audited the accompanying balance sheet of Infopak, Inc., as of December 31, 1994, and the related statements of income and deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
                    An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infopak, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                    Tarzana, California
                    May 4, 1995

                                                                               2
                                     INFOPAK, INC.
                                     BALANCE SHEET
                                   DECEMBER 31, 1994




                                     ASSETS


     Current assets
          Cash                                         $    74,093
          Accounts receivable, net of
            allowance for doubtful
            accounts of $15,000                            129,612
          Notes and other receivables                       56,950
          Inventory                                        259,982
                                                       -----------

                    Total current assets                                  520,637

     Property, equipment and development costs
       net of accumulated depreciation                                    118,838

     Other assets
          Start-up costs, net of amortization              136,790
          Deposits                                           1,140
                                                       -----------

                    Total other assets                                    137,930
                                                                      -----------

                                                                      $   777,405
                                                                      ===========



                     LIABILITIES AND STOCKHOLDERS' DEFICIT


     Current liabilities
          Accounts payable                             $    42,409
          Accrued payroll                                   26,476
          Accrued payroll taxes                             24,025
          Accrued interest                                  47,425
          Commissions payable                               31,924
          Royalties payable                                179,028
          Current portion of long-term debt                175,000
                                                       -----------

                    Total current liabilities                             526,287

     Long-term liabilities                                                527,894

     Stockholders' deficit
          Common stock, $.01 par value,
            40,000,000 shares authorized,
            5,071,131 shares issued and
            outstanding                                     50,711
          Deficit                                       (  327,487)
                                                       -----------

                    Total stockholders' deficit                        (  276,776)
                                                                      -----------

                                                                      $   777,405
                                                                      ===========


    See accompanying accountants' audit report and notes to financial statements

                                                                               3
                                 INFOPAK, INC.
                        STATEMENT OF INCOME AND DEFICIT
                          YEAR ENDED DECEMBER 31, 1994





     Revenue from sales                                $  2,199,089      100.0 %

     Cost of goods sold                                   1,457,054       66.3
                                                       ------------     ------

     Gross profit                                           742,035       33.7
                                                       ------------     ------


     Selling and marketing expenses                         631,908       28.7
     General and administrative                             268,308       12.2
                                                       ------------     ------

                                                            900,216       41.0
                                                       ------------     ------


     Loss before taxes and other expenses               (   158,181)    (  7.2)

     Interest expense                                        33,436        1.5
                                                       ------------     ------

     Loss before income taxes                           (   191,617)    (  8.7)

     Provision for income taxes                              - 0 -          -
                                                       ------------     ------

     Net loss                                           (   191,617)    (  8.7)%
                                                                        ======

     Deficit, beginning of year                         (   135,870)
                                                       ------------

     Deficit, end of year                              $(   327,487)
                                                       ============





    See accompanying accountants' audit report and notes to financial statements

                                                                               4
                                 INFOPAK, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1994





     Cash flows from operating activities:
          Net loss                                                    $(  191,617)
          Adjustments to reconcile net loss to
               net cash used in operating activities:
          Depreciation and amortization                                    72,940
          Changes in assets and liabilities:
               Notes and other receivables                                355,243
               Supplies and samples                                         1,119
               Inventory                                               (  259,982)
               Accounts payable                                            26,220
               Accrued expenses                                            26,483
                                                                      -----------

          Net cash provided by operating activities                        30,406
                                                                      -----------

     Cash flows from investing activities:
          Cash purchases of property and equipment                     (   11,235)
                                                                      -----------

          Net cash used in investing activities                        (   11,235)
                                                                      -----------

     Cash flows from financing activities:
          Proceeds from notes payable                                      28,655
          Repurchase of common stock                                   (    5,155)
                                                                      -----------

          Net cash provided by financing activities                        23,500
                                                                      -----------

     Net increase in cash                                                  42,671

     Cash, beginning of year                                               31,422
                                                                      -----------

     Cash, end of year                                                $    74,093
                                                                      ===========

     Supplemental disclosure of cash flows information:

          Cash paid during the period for:

            Interest                                  $    21,802
                                                      ===========

            Income taxes                              $    - 0 -
                                                      ===========





    See accompanying accountants' audit report and notes to financial statements

                                                                               5
                                 INFOPAK, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994





     1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          Line of business

          The Company designs and manufactures products in the hand held personal computer industry.


          Property and equipment and depreciation

          Property and equipment are stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

               Machinery and equipment                 3 - 5 years
               Furniture and fixtures                  3 - 5 years
               Development costs                           5 years

          Expenditures for replacements and betterments are capitalized, while repairs and maintenance are charged to expense as incurred.


          Start-up costs amortization

          Start-up costs are amortized on the straight line method over seven years that commenced in 1993.


          Income taxes

          The Company elected in 1993, by unanimous consent of the shareholders, to be taxed as an S-Corporation under the provisions of the Internal Revenue Code. Under such provision, the Company does not pay federal or state corporate income taxes on its taxable income. Therefore, no provisions for federal or state income taxes have been made. Each individual shareholder is to report his respective share of the Company's taxable income, to the extent allowable, on his federal and state income tax returns.

                                                                               6
                                 INFOPAK, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994





     2.   NOTES AND OTHER RECEIVABLES

          During the year ended December 31, 1994, the Company did not advance any additional funds to employee/shareholders. The amounts are recorded as notes receivable from the employee/shareholders with interest calculated annually at 6% and not to exceed specified amounts. Repayment is to begin when certain conditions are met.


     3.   INVENTORY

          Inventory consists of finished goods.


     4.   PROPERTY, EQUIPMENT AND DEVELOPMENT COSTS

          Property, equipment and development costs consist of the following:

                                                     Accumulated     Net Book
                                           Cost      Depreciation      Value
                                        ----------   ------------   -----------
               Machinery                $   21,926   $     10,593   $    11,333
               Furniture and fixtures        1,994          1,701           293
               Software development          8,469          4,188         4,281
               Hardware development        198,009         95,078       102,931
                                        ----------   ------------   -----------

                                        $  230,398   $    111,560   $   118,838
                                        ==========   ============   ===========


     5.   START-UP COSTS

          Start-up costs consist of expenses incurred
          for developing the Company's initial product
          patents, copyrights and manufacturing processes.            $   174,096

          Accumulated amortization                                         37,306
                                                                      -----------

                                                                      $   136,790
                                                                      ===========

                                                                               7
                                 INFOPAK, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994





     6.   LONG-TERM DEBT

          Long-term debt consists of the following:

          Notes payable, unsecured, with monthly
          payments including interest at 8%,
          commencing when the Company becomes
          profitable on a tax basis.                                  $   281,434

          Loan payable, unsecured, due on demand,
          non-interest bearing.                                           175,000

          Loans payable, employees, unsecured, with
          monthly payments including interest at 6%,
          commencing when the Company becomes
          profitable on a tax basis.  No payments
          were made during 1994.                                          246,460
                                                                      -----------

                                                                          702,894

          Current maturities                                              175,000
                                                                      -----------

                                                                      $   527,894
                                                                      ===========

          Future maturities of long-term debt are as follows:

                 Year Ending December 31,
                 ------------------------

                          1995                         $   175,000
                      Thereafter                           527,894
                                                       -----------

                                                       $   702,894
                                                       ===========


     7.   COMMON STOCK

          The Company repurchased 515,464 shares of common stock during 1994 for a total of $6,008.97. The stock was retired and is available for issuance at a latter date.


     8.   INCOME TAXES

          The Company has a tax liability to the state of Arizona for the minimum state income tax of $50. There is no federal income tax due to the Company being a subchapter "S" corporation (Note 1). The amount of the liability is immaterial and not accrued in the financial statements.

                                                                               8
                                 INFOPAK, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994





     9.   COMMITMENTS AND CONTINGENCIES


          Lease

          The Company has a month to month, noncapitalized operating lease for its premises.


          Royalty agreement

          The Company has a royalty agreement with certain officers of the Company. This agreement is to pay a royalty for sales of manufactured product. The royalty accrues and will be paid when the Company becomes profitable on a tax basis. There were no royalties paid during 1994.


          Bonus plans

          The Company entered into a bonus plan in 1993 to pay management and employees a percentage of the net profit on a cash (tax) basis. As of May 4, 1995 there have been no bonuses paid.


          Income taxes

          The Company has a net operating loss carryover which is available if the Company reverts to a "C" corporation. The net operating loss expires in 2008.


          Long term debt

          In 1994 the notes payable were renegotiated to begin payments after the Company becomes profitable on a tax basis. (See note 6)


     10.  SUBSEQUENT EVENTS


          Long term debt

          Subsequent to the balance sheet date, a potential investor requested the return of his initial deposit for the purchase of stock. Due to this the stock purchase deposit has been reclassified as a loan payable. (Note 6)

                  Board of Directors and Stockholders
                  Infopak, Inc.
                  Phoenix, Arizona




                  INDEPENDENT ACCOUNTANTS' REPORT ON ADDITIONAL INFORMATION



                  Our report on our audit of the basic financial statements of Infopak, Inc. for 1994 appears on page one. That audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supporting schedule of selling and marketing and general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                  Tarzana, California
                  May 4, 1995

                                                                              10
                                 INFOPAK, INC.
               SUPPORTING SCHEDULE OF SELLING AND MARKETING, AND
                      GENERAL AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1994





     Selling and marketing
     ---------------------

     Commissions                                       $    63,445     2.9
     Health insurance                                       42,420     1.9
     Insurance                                              10,527     0.5
     Marketing                                              13,344     0.6
     Moving expenses                                         4,307     0.2
     Payroll taxes                                          34,907     1.6
     Salaries                                              451,715    20.5
     Sales expense                                           9,223     0.4
     Travel and entertainment                                2,020     0.1
                                                       -----------    ----

          Total                                        $   631,908    28.7 %
                                                       ===========    ====



     General and administrative
     --------------------------

     Accounting                                        $     2,000     0.1 %
     Amortization and depreciation                          72,940     3.3
     Legal and professional                                 10,512     0.5
     Miscellaneous                                          19,185     0.9
     Office expense                                        107,306     4.9
     Repairs and maintenance                                   966      -
     Rent                                                   14,725     0.7
     Taxes and licenses                                         96      -
     Telephone                                              13,165     0.6
     Travel                                                 27,413     1.2
                                                       -----------   -----

          Total                                        $   268,308    12.2 %
                                                       ===========   =====





                            See accountants' report